Exhibit 10.72

CERTIFICATE OF CORRECTION FILED TO CORRECT

A CERTAIN ERROR IN THE CERTIFICATE OF

DESIGNATIONS, PREFERENCES AND RIGHTS

OF SERIES F CONVERTIBLE PREFERRED STOCK

OF

VCAMPUS CORPORATION

FILED IN THE OFFICE OF THE SECRETARY OF STATE OF DELAWARE

ON

DECEMBER 28, 2001

VCampus Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the state of Delaware,

DOES HEREBY CERTIFY:

1.             The name of the corporation is VCampus Corporation.

2.             That a Certificate of Designations, Preferences and Rights of Series F Convertible Preferred Stock (the “Certificate of Designations”) was filed with the Secretary of State of Delaware on December 28, 2001, and that said Certificate of Designations requires correction as permitted by Section 103 of the General Corporation Law of the state of Delaware.

3.             The inaccuracy or defect of said Certificate of Designations, and the required correction, is that the provision in Section 4(a) stating that “. . . each holder of Series F Preferred Stock [is] entitled to one vote for each share of Series F Preferred Stock held by such holder . . ..” inadvertently failed to include the parenthetical requiring adjustment of such number of votes in the event of a stock dividend, stock split or similar event with respect to the common stock of the corporation, and that such parenthetical needs to be added.

4.             Section 4(a) of the Certificate of Designations is hereby corrected to read as follows:

“(a) Except as otherwise provided by law or by subsection 4(b), the holders of the Series F Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock voting together as a single class, with each holder of Common Stock entitled to one vote for each share of Common Stock held by such holder and each holder of Series F Preferred Stock entitled to one vote for each share of Series F Preferred Stock held by such holder at the time the vote is taken (as ratably adjusted for stock splits, combinations, consolidations, recapitalizations, reorganizations, reclassifications, stock distributions, stock dividends or other similar events with respect to the Common Stock occurring after the Issue Date).”

IN WITNESS WHEREOF, said VCampus Corporation has caused this Certificate of Correction to be signed by its authorized representative, this       day of July 2002.

VCAMPUS CORPORATION

By:
Name:
Title:

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